UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 27, 2018

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                                                                                                                                                      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                               ☐

ITEM 3.02 Unregistered Sales of Equity Securities

On August 14, 2018, International Stem Cell Corporation (the “Company”) filed its Quarterly Report on Form 10-Q for the period ended June 30, 2018 (the “Quarterly Report”), reporting 6,299,821 shares outstanding as of August 13, 2018.

Through September 27, 2018, the Company has issued a total of an additional 445,906 shares of common stock in transactions that was were registered under the Securities Act of 1933, resulting in an increase in the number of shares of common stock outstanding by more than 5% compared to the number of shares outstanding as reported in the Quarterly Report.  On September 21, 2018, the Company issued 285,714 shares to an accredited investor at $1.75 per share for a total consideration of $500,000.  On September 27, 2018, the Company issued 160,192 shares to a trade creditor at $1.75 per share in satisfaction of $280,337 owed to the creditor.  The shares of common stock issued in these transactions were issued in private transactions in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act of 1933.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Sophia Garnette
Sophia Garnette
Vice President Legal Affairs and Operations

Dated: October 3, 2018